Exhibit 99.1

Eton Pharmaceuticals Announces FDA Acceptance of New Drug Application for ET-400 (Hydrocortisone Oral Solution)

●	Prescription Drug User Fee Act (PDUFA) target action date is February 28, 2025
●	Product has patent protection through 2043

DEER PARK, Ill., July 15, 2024 (GLOBE NEWSWIRE) -- Eton Pharmaceuticals, Inc (“Eton” or the “Company”) (Nasdaq: ETON), an innovative pharmaceutical company focused on developing and commercializing treatments for rare diseases, today announced the Company’s New Drug Application (NDA) for ET-400, a proprietary patented formulation of hydrocortisone oral solution, has been accepted by the U.S. Food and Drug Administration (FDA) and has been assigned a Prescription Drug User Fee Act (PDUFA) target action date of February 28, 2025.

“The acceptance of our NDA is a significant milestone toward our efforts of bringing this important and highly in-demand liquid formulation to children. Once approved, we believe ET-400 will allow us to capture a greater percentage of the oral hydrocortisone market and, together with ALKINDI SPRINKLE®, achieve combined peak sales of more than $50 million annually. We look forward to working with the FDA and preparing for a potential launch in early 2025,” said Sean Brynjelsen, CEO of Eton Pharmaceuticals.

ET-400 is a proprietary room temperature stable formulation of oral hydrocortisone solution. The Company has been issued a patent related to the product by the U.S. Patent and Trademark Office that expires in 2043 and has additional patent applications currently under review.

About Eton Pharmaceuticals

Eton is an innovative pharmaceutical company focused on developing and commercializing treatments for rare diseases. The Company currently has five commercial rare disease products: ALKINDI SPRINKLE®, PKU GOLIKE®, Carglumic Acid, Betaine Anhydrous, and Nitisinone. The Company has three additional product candidates in late-stage development: ET-400, ET-600, and ZENEO® hydrocortisone autoinjector. For more information, please visit our website at www.etonpharma.com.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements associated with the expected ability of Eton to undertake certain activities and accomplish certain goals and objectives. These statements include but are not limited to statements regarding Eton’s business strategy, Eton’s plans to develop and commercialize its product candidates, the safety and efficacy of Eton’s product candidates, Eton’s plans and expected timing with respect to regulatory filings and approvals, and the size and growth potential of the markets for Eton’s product candidates. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “will,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon Eton’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks associated with the process of discovering, developing and commercializing drugs that are safe and effective for use as human therapeutics, and in the endeavor of building a business around such drugs. These and other risks concerning Eton’s development programs and financial position are described in additional detail in Eton’s filings with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made. Eton undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Investor Relations:

Lisa M. Wilson, In-Site Communications, Inc.

T: 212-452-2793

E: lwilson@insitecony.com

Source: Eton Pharmaceuticals.